EXHIBIT 3.6.

                         CERTIFICATE OF AMENDMENT OF
                        CERTIFICATE OF INCORPORATION
                                     OF
                           AMC PHILADELPHIA, INC.


FIRST: That in lieu of a special meeting of the Board of Directors of AMC Philadelphia, Inc. resolution were duly adopted on October 6, 1995 setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that ARTICLE VII of the Certificate of Incorporation be, and it hereby is amended to read as follows:

                                "ARTICLE VII

 The number of directors to constitute the Board of Directors is four (4)."

SECOND: That thereafter, pursuant to said resolution and in accordance with the bylaws and the laws of the State of Delaware, all of the stockholders of the corporation, pursuant to an action by consent in lieu of a special meeting dated October 6, 1995, voted in favor of the proposed amendments.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by mason of said amendment.

IN WITNESS WHEREOF, said AMC Philadelphia, Inc. has caused this certificate to be signed by Nancy L. Gallagher, its Vice President and Secretary and Tina M. Kirwan, its Assistant Secretary, this 30th day of November, A.D. 1995.



     By:      /s/Nancy L. Gallagher
          Nancy L. Gallagher, Vice President and
          Secretary


     Attest:  /s/ Tina M.Kirwan
     Tim M. Kirwan, Assistant Secretary

                          CERTIFICATE OF AMENDMENT
                                     OF
                        CERTIFICATE OF INCORPORATION
                                     OF
                           AMC PHILADELPHIA, INC.


     Pursuant to the provisions of the General Corporation Law of Delaware, the undersigned hereby certifies as follows:

      1.AMC Philadelphia, Inc. is a corporation organized and existing under the laws of the State of Delaware.

      2.Effective as of December 4, 1986, the sole incorporator of the corporation adopted the following amendments to the corporation's Certificate of Incorporation:

      (a)ARTICLE V of the Certificate of Incorporation of the corporation is amended so that, as amended, such ARTICLE shall read in its entirety as follows:

                                  ARTICLE V

     The stockholders of the corporation shall have the preemptive right to subscribe to any or all additional shares of any class or series of stock of the corporation.

      (b)ARTICLE VII of the Certificate of Incorporation of the corporation is amended so that, as amended, such ARTICLE shall read in its entirety as follows:

                                 ARTICLE VII

     The number of directors to constitute the Board of Directors is five (5).

      (c)ARTICLE IX of the Certificate of Incorporation of the corporation is amended so that, as amended, such ARTICLE shall read in its entirety as follows:

                                 ARTICLE IX

     No director shall have any personal liability to the corporation or its stockholders for monetary damages for breach of a fiduciary duty as a director, provided, that this ARTICLE IX shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
     (c) under Section 174 of Title 8 of the Delaware Code, or (d) for any transaction from which the director derived an improper personal benefit.

      (d)ARTICLE XI of the Certificate of Incorporation of the corporation is amended so that, as amended, such ARTICLE shall read in its entirety as follows:

                                 ARTICLE XI

     Any person, upon becoming the owner or holder of any shares of stock or other securities issued by the corporation, does thereby consent and agree that all rights, powers, privileges, obligations or restrictions pertaining to such person or such shares of stock or other securities in any way may be altered, amended, restricted, enlarged or repealed by laws of the State of Delaware or of the United States of America hereinafter adopted. The corporation reserves the right to amend its Certificate of Incorporation; provided, that any amendment to ARTICLE V of this Certificate of Incorporation must receive the affirmative vote of the holders of all of the corporation's outstanding shares entitled to vote and any amendment to ARTICLE VII of this Certificate of Incorporator must receive the affirmative vote of the holders of at least ninety-five percent (95%) of the corporation's outstanding shares entitled to vote.

      3.AMC Philadelphia, Inc. has not received any payment for any of its stock.

      4.Such amendments to the Certificate of Incorporation of AMC Philadelphia, Inc. have been adopted in accordance with Section 241 of the General Corporation Law of Delaware.

     IN WITNESS WHEREOF, the undersigned has executed this instrument on the 24th day of December, 1986.


     /s/ Joseph W. Medved
                                       Joseph W. Medved, Incorporator

 STATE OF MISSOURI)
     )
 COUNTY OF JACKSON)


     The foregoing instrument was acknowledged before me this 24th day of December, 1986, by Joseph W. Medved, the sole incorporator of AMC
Philadelphia, Inc., as his act and deed on behalf of AMC Philadelphia, Inc. and that the facts stated therein are true.



     /s/  Bonnie J. Simmons
          Notary Public in and for said county and state

My Commission Expires:

BONNIE J. SIMMONS
Notary Public - State of Missouri
Commissioned in Jackson County
My Commission Expires Oct. 2, 1987

                        CERTIFICATE OF INCORPORATION
                                     OF
                           AMC PHILADELPHIA, INC.

     The undersigned incorporator, for the purpose of forming a corporation under the General Corporation Law of Delaware, adopts the following Certificate of Incorporation.

                                  ARTICLE I

     The name of the corporation is:

                           AMC Philadelphia, Inc.

                                 ARTICLE II

     The address of the corporation's registered office in Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware, and the name of its resident agent at such address is The Corporation Trust Company.

                                 ARTICLE III

     The corporation is formed for the following purposes:

      (a)To exhibit, play or otherwise display and reproduce, for all purposes, still and motion pictures, sound films, plays and other dramatic works, operas, concerts, music and musical works, news, instruction, entertainment, advertising, educational and informative matter, or any of them; to produce or procure the production of scenes, acts, plays, concerts, exhibitions, theatrical performances and the like, and in connection therewith, to manufacture, purchase or otherwise acquire sceneries, costumes and other theatrical properties and accessories; to employ actors, singers, musicians and other persons suitable in connection therewith; to acquire scenarios, plays, stories, poems, songs, musical pieces and the like, and the rights to use thereof; to purchase, lease or otherwise acquire, manage, operate, control, hold, own, use, improve, develop, sell, lease or otherwise dispose of, mortgage and otherwise encumber, theatres and other amusement places of every kind and description and any and all interests or rights therein; and to carry on a general moving picture, theatrical and amusement business and every branch thereof; and

      (b)To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                 ARTICLE IV

      (a)The corporation shall have authority to issue 3,000 shares of common stock, each with a par value of $1.00.

      (b)Each stockholder shall be entitled to one vote for each share of the corporation's outstanding common stock held of record by such stockholder on every matter submitted to a vote of the corporation's stockholders, except that each stockholder shall have the right to vote such shares of common stock cumulatively in all elections for directors.

                                  ARTICLE V

     No holder of any share of the corporation's stock shall have any preemptive rights to acquire additional shares.

                                 ARTICLE VI

     The name of the incorporator is Joseph W. Medved, and the mailing address of the incorporator is 2345 Grand Avenue, P.O. Box 23428, Kansas City, Missouri 64141.

                                 ARTICLE VII

     The number of directors to constitute the Board of Directors shall be fixed by, or in the manner provided in, the corporation's bylaws.

                                ARTICLE VIII

     The duration of the corporation is perpetual.

                                 ARTICLE IX

     Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of SS 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of SS 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, or on all the stockholders or class of stockholders of this corporation, as the case may be, and also on this corporation.

                                  ARTICLE X

      (a)All powers of management, direction and control of the corporation shall be vested in the Board of Directors.

      (b)The corporation's original bylaws shall be adopted by the corporation's initial Board of Directors. The bylaws of the corporation may from time to time be altered, amended or repealed, or new bylaws may be adopted, in either of the following ways: (i) by an affirmative vote of the holders of a majority of the corporation's outstanding shares entitled to vote, or (ii) by an affirmative vote of a majority of the corporation's directors then in office. Any change in the bylaws made by the corporation's stockholders may thereafter be further changed by the corporation's Board of Directors, unless the stockholders in making such change shall otherwise provide.

                                 ARTICLE XI

     Any person, upon becoming the owner or holder of any shares of stock or other securities issued by the corporation, does thereby consent and agree that all rights, powers, privileges, obligations or restrictions pertaining to such person or such shares of stock or other securities in any way may be altered, amended, restricted, enlarged or repealed by laws of the State of Delaware or of the United States of America hereinafter adopted. The corporation reserves the right to amend or repeal these Articles of Incorporation or to take any other action as required or allowed by such laws, and all rights of the owners and holders of any shares of stock or other securities issued by the corporation are subject to this reservation.

     These Articles of Incorporation have been signed this 26th day of November, 1986.


     /s/  Joseph W. Medved
                    Joseph W. Medved, Incorporator

 STATE OF MISSOURI)
     ) SS
 COUNTY OF JACKSON)

     The foregoing instrument was acknowledged before me this 26th day of November, 1986 by Joseph W. Medved.



     /s/ Virginia R. Carpenter
          Notary Public in and for said County and State

   My commission expires:VIRGINIA R. CARPENTER
     Notary Public - State of Missouri
        August 3, 1990Commissioned in Jackson County
     My Commission Expires Aug. 3, 1980
     (print notary's name here)